Exhibit 99.(m)(i)(a)

SCHEDULE A to the

Distribution and Service Plan

as amended and restated November 1, 2023

Fund	Fee Rate (per) Annum of the Average daily net assets of the Fund)	Commencement Date
AllianzIM U.S. Large Cap Buffer10 Apr ETF	0.25%	May 31, 2020
AllianzIM U.S. Large Cap Buffer20 Apr ETF	0.25%	May 31, 2020
AllianzIM U.S. Large Cap Buffer10 Jul ETF	0.25%	June 30, 2020
AllianzIM U.S. Large Cap Buffer20 Jul ETF	0.25%	June 30, 2020
AllianzIM U.S. Large Cap Buffer10 Oct ETF	0.25%	Sept. 30, 2020
AllianzIM U.S. Large Cap Buffer20 Oct ETF	0.25%	Sept. 30, 2020
AllianzIM U.S. Large Cap Buffer10 Jan ETF	0.25%	Dec. 31, 2020
AllianzIM U.S. Large Cap Buffer20 Jan ETF	0.25%	Dec. 31, 2020
AllianzIM U.S. Large Cap Buffer10 Nov ETF	0.25%	Oct. 31, 2022
AllianzIM U.S. Large Cap Buffer20 Nov ETF	0.25%	Oct. 31, 2022
AllianzIM U.S. Large Cap Buffer10 Dec ETF	0.25%	Nov. 30, 2022
AllianzIM U.S. Large Cap Buffer20 Dec ETF	0.25%	Nov. 30, 2022
AllianzIM U.S. Large Cap Buffer10 Feb ETF	0.25%	Jan. 31, 2023
AllianzIM U.S. Large Cap Buffer20 Feb ETF	0.25%	Jan. 31, 2023
AllianzIM U.S. Large Cap Buffer10 Mar ETF	0.25%	Feb. 28, 2023
AllianzIM U.S. Large Cap Buffer20 Mar ETF	0.25%	Feb. 28, 2023
AllianzIM U.S. Large Cap Buffer10 May ETF	0.25%	Apr. 28, 2023
AllianzIM U.S. Large Cap Buffer20 May ETF	0.25%	Apr. 28, 2023
AllianzIM U.S. Large Cap Buffer10 Jun ETF	0.25%	May 31, 2023
AllianzIM U.S. Large Cap Buffer20 Jun ETF	0.25%	May 31, 2023
AllianzIM U.S. Large Cap Buffer10 Aug ETF	0.25%	July 31, 2023
AllianzIM U.S. Large Cap Buffer20 Aug ETF	0.25%	July 31, 2023
AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.25%	Aug. 31, 2023

AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.25%	Aug. 31, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF	0.25%	Dec. 31, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF	0.25%	Sept. 30, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 Mar/Sep ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF	0.25%	December 29, 2023
AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF	0.25%	December 29, 2023
AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF	0.25%	December 29, 2023
AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF	0.25%	December 29, 2023